UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2008

Semtech Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6395	95-2119684
(Commission File Number)	(IRS Employer Identification No.)

200 Flynn Road Camarillo, California	93012-8790
(Address of Principal Executive Offices)	(Zip Code)

805-498-2111

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

At a meeting on February 28, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Semtech Corporation (the “Company”) took the following actions, including actions with regard to the compensation of executive officers who were named in the Summary Compensation Table of the Company’s 2007 Proxy Statement (the “Named Executive Officers”).

Base Salary. The Committee considered the base salaries of the Named Executive Officers and determined not to increase them. However, the Named Executive Officers previously received an annual automobile allowance of 7,650.00, which included an allowance for maintenance and insurance, and were reimbursed for business and non-business gasoline expenses. In lieu of receiving the automobile allowance and reimbursement of gasoline expenses for non-business purposes going forward, the annual base salary of each Named Executive Officer was increased by $10,050.00. The increase in base salary and discontinuance of the automobile allowance and reimbursement of non-business gasoline expenses will be effective as of March 3, 2008.

Fiscal Year 2008 Bonuses. The Committee authorized payment of bonuses to the Named Executive Officers for efforts during Fiscal Year 2008 as follows:

Mohan Maheswaran Chief Executive Officer	$600,000
Emeka Chukwu Vice President, Finance and Chief Financial Officer	$154,000
Alan Bennett Vice President, Tax and External Reporting	$72,001
Lawrence A. King Vice President Power Management Engineering	$60,000
Jeffrey T. Pohlman Senior Vice President, Protection Products	$157,500
J. Michael Wilson Senior Vice President, Power Management Products	$100,000

The awards to Mr. Maheswaran, Mr. Chukwu, Mr. Pohlman and Mr. Wilson were made under the Semtech Corporation Bonus Plan (the “Plan”), which is attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed June 12, 2007. The awards to Mr. Bennett and Mr. King were made under the Company’s Cash Bonus Incentive Plan (the “CBIP”), which is attached as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed March 1, 2006.

Equity Incentive Awards to Named Executive Officers. On February 28, 2008, the Committee granted the following awards to certain of the Named Executive Officers under the terms of the Company’s shareholder-approved Long Term Stock Incentive Plan:

	Stock Options	Restricted Stock	Performance Stock Units
Mr. Maheswaran	50,000	20,000	60,000
Mr. Chukwu	21,000	15,000	15,000
Mr. Pohlman	32,000	12,500	12,500
Mr. Wilson	25,000	12,500	12,500

Stock Options. The stock options awarded to the Named Executive Officers have six year terms and vest in three approximately equal annual installments beginning one year after the date of the award. The exercise price is $13.15, the closing price of the Company’s common stock on February 28, 2008, the date the awards were made. The other terms and conditions of these stock options are set forth in the Form of Employee Stock Option Award Certificate attached as Exhibit 10.2 of the Company’s Current Report on Form 8-K filed June 12, 2007.

Restricted Stock. The restricted stock awarded to the Named Executive Officers vests in three approximately equal annual installments beginning one year after the date of the award. Related tax withholding rights and the other terms and conditions of the restricted stock are set forth in the Form of Employee Restricted Stock Award Certificate attached as Exhibit 10.3 of the Company’s Current Report on Form 8-K filed June 12, 2007.

Performance Units. The performance units awarded to the Named Executive Officers will vest based on achievement of certain goals related to cumulative net revenue and cumulative operating income over a 3 year performance period ending with fiscal year 2011. The number of performance units that vest could range up to 200% of the award, if the performance goals are surpassed by a specified margin. One half of any performance units so vested will be payable in an equal number of shares of the Company’s common stock. The other half will be payable in cash based on the closing price of the Company’s common stock on the last day of the performance period. The other terms and conditions of the performance units are set forth in the Form of Employee Performance Unit Award Certificate attached as Exhibit 10.4 of the Company’s Current Report on Form 8-K filed June 12, 2007.

Potential Fiscal Year 2009 Bonuses. The Plan provides for a bonus based 60% on organizational performance and 40% on individual performance, with the Committee retaining discretion to adjust bonus amounts. On February 28, 2008, the Committee approved the following table that correlates operating income improvements in Fiscal Year 2009 to the organizational performance factor to be used in the calculation of Fiscal Year 2009 bonuses under the Plan:

FY2009 Operating Income Compared to FY2008 Operating Income	Organizational Performance Factor
100% or below	0%
105%	80%
119%	90%
133%	100%
169%	148%
250% or above	250%

Operating Income for each fiscal year is as determined by the Committee in accordance with Article V of the Plan.

Following the Committee’s action on February 28, 2008, the Named Executives Officers are eligible to earn the following minimum, target and maximum bonus awards during Fiscal Year 2009:

Bonus Awards as Percentage of Base Salary(1)

	Minimum (2)	Target	Maximum (3)
Mr. Maheswaran	0%	125%	312.5%
Mr. Chukwu(4)	0%	80%	200%
Mr. Bennett	0%	40%	82%
Mr. King	0%	70%	143.5%
Mr. Pohlman	0%	70%	175%
Mr. Wilson	0%	70%	175%

[1]	For Fiscal Year 2009, Mr. Maheswaran, Mr. Chukwu, Mr. Pohlman and Mr. Wilson participate in the Plan. For Fiscal Year 2009, Mr. Bennett and Mr. King participate in the CBIP.

[2]	Neither the Plan nor the CBIP guarantees any minimum bonus payment for any participant.

[3]	The maximum bonus any participant may receive under the Plan is 250% of the target award. The maximum bonus any participant may receiver under the CBIP is 205% of the target award.

[4]	The Committee increased the target for Mr. Chukwu from 70% to 80% for Fiscal Year 2009. The bonus targets of the other Named Executive Officers remained unchanged from Fiscal Year 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2008	SEMTECH CORPORATION

	By:	/s/ Emeka Chukwu
Emeka Chukwu
Chief Financial Officer

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